Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS SECOND QUARTER 2016 RESULTS

Lake Forest, IL, July 20, 2016 – Packaging Corporation of America (NYSE: PKG) today reported second quarter 2016 net income of $116 million, or $1.23 per share and $1.25 per share excluding special items. Second quarter net sales were $1.42 billion in 2016 and $1.45 billion in 2015.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	June 30
	2016	2015	Change
Reported Diluted EPS	$1.23	$1.16	$0.07
Special Items Expense (1)	0.02	0.02	—
Diluted EPS excluding Special items	$1.25	$1.18	$0.07

(1) For descriptions and amounts of our special items see page 4.

The $.07 per share increase in second quarter 2016 earnings, compared to the second quarter of 2015, was driven primarily by higher corrugated products volumes ($.04), lower costs for energy ($.06), fiber ($.05), freight ($.04) and a lower share count resulting from share repurchases ($.04). These items were partially offset by lower domestic containerboard and corrugated products prices and mix ($.04), lower containerboard export prices ($.03), lower containerboard domestic and export volume ($.04), lower pulp volume ($.02), lower white paper and pulp prices and mix ($.01), and higher depreciation and other fixed costs ($.02).

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	June 30
	2016	2015
Segment income (loss)
Packaging	$ 192.4	$ 194.6
Paper	24.4	23.4
Corporate and Other	(16.6)	(20.4)
	$ 200.2	$ 197.6

Segment income (loss) excluding special items
Packaging	$ 194.7	$ 195.3
Paper	24.7	23.4
Corporate and Other	(16.3)	(18.4)
	$ 203.1	$ 200.3

EBITDA excluding special items
Packaging	$ 266.7	$ 267.4
Paper	38.7	37.1
Corporate and Other	(15.0)	(17.4)
	$ 290.4	$ 287.1

Corrugated products shipments were up 2.2% in total and up 0.6% per workday compared to the second quarter of 2015. Packaging segment price and mix was lower than the second quarter of 2015, but up compared to the first quarter of 2016. Containerboard production was 926,000 tons, and containerboard inventory was flat compared to the end of the first quarter of 2016 and the end of the second quarter of 2015.

Paper segment price and mix was lower than the second quarter of 2015, but higher than the first quarter of 2016. White paper sales volume was up slightly and pulp volume was lower compared to the second quarter of 2015, while volume for both white paper and pulp was lower than the first quarter of 2016 primarily due to scheduled annual outages at two mills.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “We achieved record second quarter earnings despite lower pricing in packaging and paper products. Our corrugated products volume for the quarter set all-time records for both total shipments as well as shipments per day, and corrugated prices and mix were up compared to first quarter 2016 levels. White paper prices and mix showed positive trends towards the end of the quarter as a result of the previously announced price increases. Operationally, we had another exceptional quarter as manufacturing and freight costs across our packaging and paper mills were outstanding and we successfully completed four annual outages.”

“Looking ahead to the third quarter,” Mr. Kowlzan added, “we expect higher containerboard, corrugated products and white paper shipments. Paper prices should move higher reflecting continued realization of the announced price increases, and our annual outage costs will be lower. We expect a less rich mix in corrugated products and higher prices for recycled fiber, electricity and fuels. Considering these items, we expect third quarter earnings of $1.30 per share. Finally, as previously announced, we are on track to close the acquisition of TimBar later in the third quarter.”

We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently expect special items in the third quarter to include fees, expenses and purchase accounting charges relating to the TimBar acquisition. Additional special items may arise due to third quarter events.

PCA is the fourth largest producer of containerboard and corrugated packaging products in the United States and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 90 corrugated products plants and related facilities.

CONTACT:

Barbara Sessions
Packaging Corporation of America
INVESTOR RELATIONS: (877) 454-2509
PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 2nd Quarter 2016 Earnings Conference Call

WHEN:	Thursday, July 21, 2016 at 10:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)

NUMBER:	Dial in by 9:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	July 21, 2016 1:00 p.m. Eastern Time through August 4, 2016 11:59 p.m. Eastern Time

REBROADCAST NUMBERS:    (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 55069110

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the benefits and timing of completion of the TimBar acquisition, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

Packaging Corporation of America
Consolidated Earnings Results
Unaudited
(dollars in millions, except per-share data)

	Three Months Ended				Six Months Ended
	June 30				June 30
	2016		2015		2016		2015
Net sales	$1,417.4		$1,454.3		$2,818.4		$2,880.0
Cost of sales	(1,097.3)	(1)	(1,136.6)	(2)(3)	(2,199.3)	(1)	(2,285.3)	(2)(3)
Gross profit	320.1		317.7		619.1		594.7
Selling, general, and administrative expenses	(114.8)		(115.9)	(3)	(229.1)		(233.2)	(3)
Other expense, net	(5.1)	(1)	(4.2)	(2)	(9.0)	(1)	(6.8)	(2)
Income from operations	200.2		197.6		381.0		354.7
Interest expense, net	(22.5)		(22.2)		(44.1)		(41.4)
Income before taxes	177.7		175.4		336.9		313.3
Provision for income taxes	(61.8)		(61.4)		(117.3)		(108.5)
Net income	$115.9		$114.0		$219.6		$204.8
Earnings per share:
Basic	$1.23		$1.16		$2.32		$2.09
Diluted	$1.23		$1.16		$2.32		$2.08

Computation of diluted earnings per share under the two class method:
Net income	$115.9		$114.0		$219.6		$204.8
Less: Distributed and undistributed income available to participating securities	(1.2)		(1.4)		(2.3)		(2.6)
Net income attributable to PCA shareholders	$114.7		$112.6		$217.3		$202.2
Diluted weighted average shares outstanding	93.3		96.9		93.7		97.0
Diluted earnings per share	$1.23		$1.16		$2.32		$2.08

Supplemental financial information:
Capital spending	$68.9		$86.3		$121.8		$141.9
Cash balance	$213.6		$163.7		$213.6		$163.7
 ____________

(1)
The three and six months ended June 30, 2016 include closure costs related to corrugated products facilities and a paper products facility. The closure costs are recorded within "Other expense, net" and "Cost of sales", as appropriate. See page 3 for amounts recorded in each period.

The three months ended June 30, 2016 include $0.3 million of acquisition-related costs for the announced TimBar Corporation acquisition, which we recorded in "Other expense, net".
The three months ended June 30, 2016 include $0.9 million of costs related to our withdrawal from a multiemployer pension plan for one of our corrugated products facilities. The costs correspond to our share of the pension plan's unfunded vested benefits, which we recorded in "Other expense, net".

(2)
The three and six months ended June 30, 2015 include restructuring charges at our mill in DeRidder, Louisiana, which were recorded in "Other expense, net" and "Cost of sales", as appropriate. See page 3 for amounts recorded in each period.

The six months ended June 30, 2015 includes a $3.6 million tax credit from the State of Louisiana related to our capital investment and the jobs retained at the DeRidder, Louisiana mill, which was recorded as a benefit in "Other expense, net".
The three and six months ended June 30, 2015 include Boise acquisition integration-related and other costs, primarily recorded in "Other expense, net". See page 3 for the amounts recorded in each period.

(3)
Certain amounts in prior periods' consolidated financial statements have been revised to correct an error in the previous presentation totaling $6.0 million reclassified from “Selling, general, and administrative expenses” to “Cost of Sales” for both the three and six months ended June 30, 2015.

Packaging Corporation of America
Segment Information
Unaudited
(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Segment sales
Packaging	$1,125.3	$1,142.2	$2,220.8	$2,241.5
Paper	266.8	281.1	547.3	578.4
Intersegment eliminations and other	25.3	31.0	50.3	60.1
	$1,417.4	$1,454.3	$2,818.4	$2,880.0

Segment income (loss)
Packaging	$192.4	$194.6	$353.9	$335.7
Paper	24.4	23.4	60.5	59.0
Corporate and Other	(16.6)	(20.4)	(33.4)	(40.0)
Income from operations	200.2	197.6	381.0	354.7
Interest expense, net	(22.5)	(22.2)	(44.1)	(41.4)
Income before taxes	$177.7	$175.4	$336.9	$313.3

Segment income (loss) excluding special items (1)
Packaging	$194.7	$195.3	$358.1	$347.6
Paper	24.7	23.4	61.7	59.0
Corporate and Other	(16.3)	(18.4)	(33.1)	(35.4)
	$203.1	$200.3	$386.7	$371.2

EBITDA excluding special items (1)
Packaging	$266.7	$267.4	$503.4	$489.4
Paper	38.7	37.1	89.8	86.4
Corporate and Other	(15.0)	(17.4)	(30.6)	(33.4)
	$290.4	$287.1	$562.6	$542.4
____________

(1)
Segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Packaging
Segment income	$192.4	$194.6	$353.9	$335.7
Facilities closure costs	1.4	—	3.3	—
Multiemployer pension withdrawal	0.9	—	0.9	—
DeRidder restructuring	—	(1.0)	—	9.3
Integration-related and other costs	—	1.7	—	2.6
Segment income excluding special items (1)	$194.7	$195.3	$358.1	$347.6

Paper
Segment income	$24.4	$23.4	$60.5	$59.0
Facilities closure costs	0.3	—	1.2	—
Segment income excluding special items (1)	$24.7	$23.4	$61.7	$59.0

Corporate and Other
Segment loss	$(16.6)	$(20.4)	$(33.4)	$(40.0)
Acquisition-related costs	0.3	—	0.3	—
Integration-related and other costs	—	2.0	—	4.6
Segment loss excluding special items (1)	$(16.3)	$(18.4)	$(33.1)	$(35.4)

Income from operations	$200.2	$197.6	$381.0	$354.7

Income from operations, excluding special items(1)	$203.1	$200.3	$386.7	$371.2
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
Net Income and EPS Excluding Special Items (1)

	Three Months Ended June 30
	2016				2015
	Income before taxes	Income Taxes	Net Income	Diluted EPS	Income before taxes	Income Taxes	Net Income	Diluted EPS
As reported	$177.7	$(61.8)	$115.9	$1.23	$175.4	$(61.4)	$114.0	$1.16
Special items(2):
Facilities closure costs	1.7	(0.7)	1.0	0.01	—	—	—	—
Acquisition-related costs	0.3	(0.1)	0.2	—	—	—	—	—
Multiemployer pension withdrawal	0.9	(0.3)	0.6	0.01	—	—	—	—
DeRidder restructuring	—	—	—	—	(1.0)	0.3	(0.7)	(0.01)
Integration-related and other costs	—	—	—	—	3.7	(1.4)	2.3	0.03
Total special items	2.9	(1.1)	1.8	0.02	2.7	(1.1)	1.6	0.02
Excluding special items	$180.6	$(62.9)	$117.7	$1.25	$178.1	$(62.5)	$115.6	$1.18

	Six Months Ended June 30
	2016				2015
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$336.9	$(117.3)	$219.6	$2.32	$313.3	$(108.5)	$204.8	$2.08
Special items (2):
Facilities closure and other	4.5	(1.6)	2.9	0.03	—	—	—	—
Acquisition-related costs	0.3	(0.1)	0.2	—	—	—	—	—
Multiemployer pension withdrawal	0.9	(0.3)	0.6	0.01	—	—	—	—
DeRidder restructuring	—	—	—	—	9.3	(3.4)	5.9	0.06
Integration-related and other costs	—	—	—	—	7.2	(2.7)	4.5	0.05
Total special items	5.7	(2.0)	3.7	0.04	16.5	(6.1)	10.4	0.11
Excluding special items	$342.6	$(119.3)	$223.3	$2.36	$329.8	$(114.6)	$215.2	$2.19

___________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)
Special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded. For all periods presented, income taxes on special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
EBITDA and EBITDA Excluding Special Items (1)
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Net income	$115.9	$114.0	$219.6	$204.8
Interest expense, net	22.5	22.2	44.1	41.4
Provision for income taxes	61.8	61.4	117.3	108.5
Depreciation, amortization, and depletion	87.6	86.8	176.3	180.2
EBITDA (1)	$287.8	$284.4	$557.3	$534.9
Special items:
Facilities closure costs	1.4	—	4.1	—
Acquisition-related costs	0.3	—	0.3	—
Multiemployer pension withdrawal	0.9	—	0.9	—
DeRidder restructuring	—	(1.0)	—	0.3
Integration-related and other costs	—	3.7	—	7.2
EBITDA excluding special items (1)	$290.4	$287.1	$562.6	$542.4
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Packaging
Segment income	$192.4	$194.6	$353.9	$335.7
Depreciation, amortization, and depletion	72.0	72.1	145.3	150.8
EBITDA (1)	264.4	266.7	499.2	486.5
Facilities closure costs	1.4	—	3.3	—
Multiemployer pension withdrawal	0.9	—	0.9	—
DeRidder restructuring	—	(1.0)	—	0.3
Integration-related and other costs	—	1.7	—	2.6
EBITDA excluding special items (1)	$266.7	$267.4	$503.4	$489.4

Paper
Segment income	$24.4	$23.4	$60.5	$59.0
Depreciation, amortization, and depletion	14.3	13.7	28.5	27.4
EBITDA (1)	38.7	37.1	89.0	86.4
Facilities closure costs	—	—	0.8	—
EBITDA excluding special items (1)	$38.7	$37.1	$89.8	$86.4

Corporate and Other
Segment loss	$(16.6)	$(20.4)	$(33.4)	$(40.0)
Depreciation, amortization, and depletion	1.3	1.0	2.5	2.0
EBITDA (1)	(15.3)	(19.4)	(30.9)	(38.0)
Acquisition-related costs	0.3	—	0.3	—
Integration-related and other costs	—	2.0	—	4.6
EBITDA excluding special items (1)	$(15.0)	$(17.4)	$(30.6)	$(33.4)

EBITDA excluding special items (1)	$290.4	$287.1	$562.6	$542.4
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.